Exhibit 10.3

OURA INC.

AMENDED AND RESTATED EQUITY PLAN 2016

The shareholders of Oura Health Oy (previously JouZen Oy) have previously decided by unanimous written resolutions dated 5 September 2016 and 8 October 2019 and by the decision of the shareholders’ meeting held on 17 December 2021, as amended by the decision of the shareholders’ meeting held on 11 March 2022 in connection with the 23-for-1 stock split, to authorize the Board of Directors of Oura Health Oy, and the Board of Directors of Oura Health Oy has decided on 21 April 2022 based on the above authorizations to approve this Amended and Restated Equity Plan 2016, to issue Options to employees, consultants, advisors, managers and members of the boards of directors of Oura Health Oy and its Subsidiaries (if any) as set out herein. Oura Health Oy’s Board of Directors has on 28 January 2026 resolved to amend the terms of this Plan. On March 31, 2026, in connection with a series of transactions whereby Oura Health Oy became a subsidiary of Oura Inc., by unanimous written consent of Oura Inc.’s Board of Directors, Oura Inc. assumed the Amended and Restated Equity Plan 2016, as amended from time to time. The terms of the Amended and Restated Equity Plan 2016, as assumed, are set forth below.

DEFINITIONS

As used in this Plan the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Company” means Oura Inc., a Delaware corporation.

“ConversionCo” has the meaning set out in Section 2.7 of this Plan.

“Corporate Conversion” has the meaning set out in Section 2.7 of this Plan.

“Expiration Date” means the earlier of: (i) the last day of the Subscription Period or (ii) in the event the Participant is Terminated then with respect to any Option the last day on which such Option can be exercised for Share.

“Option” means an option to purchase Shares of the Company under the Plan.

“Stock Option Agreement” means each agreement by and between the Company and any Participant containing detailed stipulations on the Options such as the number of Options granted, Subscription Price and Subscription Period.

“Subscription Price” means the price at which the Participant may purchase the Shares issuable upon exercise of the Options.

“Participant” means a person who receives an Option under this Plan.

“Plan” means this Amended and Restated Equity Plan 2016 and, with respect to the US Participants, also the US Addendum.

“Share” or “Shares” means the common stock (as set out in the Company’s Amended and Restated Certificate of Incorporation) of the Company to be issued against Options or Restricted Share grants under this Plan.

“Subscription Period” means the time period during which the Options are exercisable (i.e. subscriptions of Shares can be made) under this Plan and the Stock Option Agreement.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the corporation to be treated as the controlling corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“Restricted Shares” means Common stock of the Company granted under the US Addendum subject to such repurchase, forfeiture and other restrictions as the Board shall determine in its sole discretion.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, consultant, member of the Board or member of the management of the Company or a Subsidiary of the Company. “Termination Date” means the date that the Board determines in good faith that a Participant has ceased to provide such services to the Company or its Subsidiary.

“US Addendum” means the US Addendum adopted by the shareholders containing additional terms and conditions applicable to Option and Restricted Share grants to Participants that are residents of, or otherwise subject to taxation in or by, the United States.

1.	Terms and Conditions of the Options and Share Grants

1.1	Number of the Options or Shares

The maximum number of Shares or Restricted Shares, as set out in the US Addendum, that may be issued under this Plan shall be 25,192,541 (following the 23-for-1 stock split of Oura Health Oy resolved on 11 March 2022 and other amendments to the Plan).

The US Addendum governs the terms of Share and Option issuances to persons residing in the United States or who are otherwise subject to taxation in the United States. The below terms shall govern the issuance of Options to other persons than citizens of the United States.

1.2	Issuance and allocation of the Options

The Company’s and its Subsidiaries’ current and future employees, consultants, advisors, management and members of the Board are eligible to be granted Options to aid the Company in recruiting and retaining service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Options for compensatory purposes.

The Board shall decide on the procedure to issue and on the allocation of the Options to individual recipients. The Board shall also determine the form of Stock Option Agreement to be used for equity grants under this Plan, and shall have the authority to decide on matters not covered by this Plan, such as the right (if any) to exercise Options following Termination of employment or other relationship of the Participant.

Options may be allocated in derogation of the pre-emptive subscription rights of the existing shareholders of the Company, since the Options are meant as part of its personnel commitment and incentive scheme, and can therefore be considered to have weighty economic reasons from the perspective of the Company.

The Company shall notify the recipients of the Options in writing of the granting of the Options as well as enter into a Stock Option Agreement with each Participant concerning such Options.

The Company may require, as a condition to a grant of an Option, that the Participant adheres to the Company’s shareholders’, minority shareholders’ or similar agreement with respect to the Shares subject to the Option grant.

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1.3	Assignment and transfer of the Options

Unless otherwise approved by the Board, the Options will not be transferable or assignable by a Participant and may not be pledged or made subject to similar rights of third parties.

1.4	Subscription and payment for the Options

The Participant for whom the Board has decided to issue Options shall subscribe for the respective Options in a manner as permitted by the Board by entering with the Company or its Subsidiary into a Stock Option Agreement specifying the number of Options issued to the respective Participant.

The Options are issued free of charge to the Participants.

2.	Terms and conditions of the share subscription

2.1	Right to subscribe for the Shares

Each Option shall entitle the Participant to subscribe for one (1) Share of the Company. The Company’s share capital shall not be increased as a result of the subscriptions of the Shares on the basis of the Options.

2.2	Subscription of Shares

2.2.1	Subscription Period

The Subscription Period for Shares under this Plan has begun upon registration of this Plan with the Finnish Trade Register and has been extended on 7 January 2026 so that it expires on 31 December 2031 without, however, affecting or modifying the terms and conditions provided in the US Addendum or the subscription periods for any option rights granted under the US Addendum prior to such extension. The Subscription Period for each Participant may be divided under the Stock Option Agreement into a special vesting schedule within the above mentioned time period, so that the Participant will not be entitled to subscribe for any or all of the Shares at the beginning of the Subscription Period.

The Shares can be subscribed for in a manner as permitted by the Board.

2.2.2	Payment for the Shares

Payment for the Shares shall be made upon subscription. Payment may be made in such form as permitted by the Board.

2.2.3	Subscription Price

The Subscription Price of the Shares under the Options shall be $0.0232260 USD per share unless otherwise determined by the Board with respect to each Option grant. The Subscription Price is set to be incentivizing for the Participant in light of the current fair market valuation of the Company (as determined by the Board) and the expected development of the same during the term of this Plan.

2.3	Rights pertaining to the Shares

The Shares shall give entitlement to dividends for the financial year during which they are subscribed and thereafter. The other rights pertaining to the Shares shall begin as soon as the respective Shares have been registered in the Company’s books and records.

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2.4	Share issues, convertible loans, stock options and other special rights prior to the share subscription

If the Company issues new shares or convertible loans or stock options or any other special rights before the subscription of the Shares under this Plan, the said issue shall have no effect on the Options or Restricted Shares. Notwithstanding the aforesaid, should the Company issue new shares to its shareholders free of charge in the same proportion as they already own shares in the Company (a so-called share split) or should the Company combine the shares owned by its shareholders in the same proportion as they own shares in the Company (a so-called reverse split), the Participant shall be treated equally with the shareholders by altering the number of Shares available for subscription and the Subscription Price in a manner determined by the Board.

2.5	Rights in certain special circumstances

Should the Company be placed in liquidation before the subscription of the Shares under this Plan: (1) the Participant shall be reserved an opportunity to exercise his/her/its Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement before the beginning of the liquidation proceedings, during a time period determined by the Board; and (2) the Board may authorize the lapse of any remaining vesting restrictions on Restricted Shares.

Should the Company’s assets be distributed, (1) the Participant shall be reserved an opportunity to exercise his/her/its Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement before such distribution, during a time period determined by the Board; and (2) the Board may authorize the lapse of any remaining vesting restrictions on Restricted Shares. Notwithstanding the aforesaid, should the distribution take place in the form of dividends, such distribution shall not have any effect on the Options, but shall be paid on outstanding Restricted Shares.

Should the Company resolve to acquire its own shares or any special rights by an offer made to all shareholders or holders of such rights, the Participant shall be made an equivalent offer to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement and to the extent the restrictions on a Participant’s Restricted Shares have lapsed. In other cases the acquisition of the Company’s own shares or any special rights does not require the Company to take any action in relation to the Options or unvested Restricted Shares.

In case, before the end of the Subscription Period, a situation in which a shareholder that possesses over 90% of the shares of the Company and therefore has the right and obligation to redeem the shares of the remaining shareholders, arises, the Participant shall be entitled to exercise his/her Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement, within a period of time determined by the Board of Directors, after which no subscription rights exist.

2.6	Exit

If an Exit occurs, then the Board of Directors of the Company may, in its discretion, accelerate the vesting of Options and the lapse of restrictions of Restricted Shares such that all (or a portion) of unvested Options or Restricted Shares shall become immediately vested in connection with the Exit. For the purposes of the aforesaid, the term Exit shall mean any of (a) any transaction, or series of related transactions, in which control of at least fifty percent (50%) or more of the Company’s then-outstanding shares or then-outstanding votes is transferred, including a merger or a similar transaction; or (b) substantially all of the assets or intellectual property rights of the Company are transferred (whether in a single transaction or series of related transactions), in either case to an arms-length third-party entity (or entities) that is (or are) not directly or indirectly controlled by or under common control with the Company. After the Exit has been completed, all unvested Restricted Shares shall cease to exist and all unexercised Options forfeited, unless otherwise determined by the Board of Directors. In the above situations, the Participant has no right to require that the Company redeem the stock options from him/her/it for market value in accordance with applicable law.

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Should the Company resolve to merge into another company as the company being acquired or in a company to be formed in a combination merger or if the Company resolves to be divided, and such merger or division would not be deemed to constitute an Exit, the Participant shall before the merger or division be given the right to exercise his/her/its Options (to the extent that the Options are exercisable under this Plan and the Stock Option Agreement) within the period of time determined by the Board of Directors. After such date no subscription right shall exist. In the above situations the Participant has no right to require that the Company redeem the Options from him/her/it for market value in accordance with applicable law.

2.7	Corporate Conversion

Should the Board authorize or the Company resolve upon the conversion or redomicile of, or other transaction involving, the Company for the purpose of changing the Company’s form of entity (including but not limited to a corporation or similar entity) and/or governing jurisdiction (including, but not limited to the State of Delaware in the United States of America) or introducing a new parent company, whether by way of statutory conversion, merger, consolidation, share exchange, a combination of the foregoing or otherwise (the “Corporate Conversion” and the entity resulting from the Corporate Conversion, “ConversionCo”), whereby the equity securities in the Company would be exchanged for or converted into equity securities that have substantially similar rights, preferences and obligations as were applicable to the equity securities exchanged for such equity securities, except, in each case, for differences that are immaterial, the Board may resolve that any and all outstanding Options and Restricted Shares granted under the US Addendum, vested or unvested, shall be cancelled upon the implementation of the Corporate Conversion, subject to each Participant being granted or reissued new options or restricted shares or similar equity rights, as applicable, in ConversionCo, upon substantially similar terms as the Options and Restricted Shares, save for any differences that are either technical or immaterial or that are required due to applicable law or jurisdictional differences.

The Participant shall before the Corporate Conversion be given the right to exercise his/her/its Options and Restricted Shares (to the extent that such are exercisable under this Plan and the Stock Option Agreement and, as applicable, the US Addendum and the Restricted Share Agreement) within the period of time determined by the Board. After such date, as determined by the Board, no subscription right shall exist.

In the above situations, the Participant has no right to require that the Company redeem the Options and/or Restricted Shares from him/her/it for market value in accordance with applicable law or otherwise.

3.	Applicable law; settling of disputes

This Plan and the Stock Option Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding its choice of law provisions. If any provision of this Plan or the Stock Option Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Any dispute, controversy or claim arising out of or relating to this Plan or the Stock Option Agreement shall be finally settled by arbitration in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration tribunal shall comprise of one (1) arbitrator. The place of arbitration shall be San Francisco, California.

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4.	Other provisions

The Board shall have the right to approve the exercise of the Options and the Share subscriptions made thereunder as well as to determine any technical changes or changes of any other type to be made in the terms of this Plan to the extent allowed under applicable law.

The Board shall have the right to authorize the Company to enter into the Stock Option Agreements and to derogate from the above terms to the extent allowed under the applicable.

All the Shares of the Company are subject to a redemption clause and a consent clause according to the Company’s Bylaws.

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OURA INC.

US ADDENDUM TO AMENDED AND RESTATED EQUITY PLAN 2016

Oura Health Oy (previously JouZen Oy) established and adopted this US Addendum (the Addendum) to the Oura Health Oy Amended and Restated Equity Plan 2016 for US Participants, as additional terms to the Amended and Restated Equity Plan 2016 and as a part thereof. On March 31, 2026, in connection with a series of transactions whereby Oura Health Oy became a subsidiary of Oura Inc., by unanimous written consent of Oura Inc.’s Board of Directors, Oura Inc. assumed the Amended and Restated Equity Plan 2016, as amended from time to time, including this Addendum, as amended from time to time (this Addendum and the Amended and Restated Equity Plan 2016 collectively, the Plan). The terms of the Addendum, as assumed, are set forth below.

For purposes of this Addendum and the Plan, a “Participant” means a person who receives an Option or a Restricted Share grant under this Plan. A Participant shall be considered a “US Participant” if such Participant is a resident of, or otherwise subject to taxation in or by, the United States. To the extent that the provisions of the main text of the Amended and Restated Equity Plan 2016 and this US Addendum are in conflict, the US Addendum shall control Restricted Share and Option grants to US Participants. All capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the Amended and Restated Equity Plan 2016.

The Plan was originally adopted by the shareholders of Oura Health Oy on 5 September 2016 and subsequently amended and restated as set forth in the Amended and Restated Equity Plan 2016.

1. Purpose of the US Terms and Eligibility. The purpose of this Addendum is to aid the Company in recruiting and retaining service providers of outstanding ability in, or subject to laws of, the United States and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Options and Restricted Shares for compensatory purposes. The Company’s and its Subsidiaries’ current and future US employees, consultants, advisors, management and members of the Board are eligible to be granted Options and Restricted Shares under this US Addendum. A copy of the Plan will be delivered to any US Participant upon grant of Options or Restricted Shares.

2. Maximum Limit. The maximum number of Options and Restricted Share grants that may be granted under the Plan (including to US Participants) shall be 25,192,541 (following the 23-for-1 stock split of Oura Health Oy resolved on 11 March 2022 and other amendments to the Plan). Notwithstanding the foregoing, no US Participant shall receive grants of Options under the Plan which exceed 1,610,000 shares during any fiscal year of the Company.

3. Options. The Board of Directors of the Company shall have the power and authority to grant to US Participants pursuant to the terms of the Plan: (i) Incentive Stock Options to US Participants that are employees of the Company and its Subsidiaries and (ii) Nonqualified Stock Options to all eligible US Participants. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

4. Subscription Price. Notwithstanding Section 2.2.3 of the Plan, the Subscription Price at which the US Participants may purchase the Shares issuable upon exercise of each Option shall be as provided by the Board and as set forth in the accompanying Stock Option Agreement. For all US Participants, Subscription Price shall be not less than the fair market value as determined in good faith by the Board in compliance with applicable law (the Fair Market Value) of the Shares subject to the Option on the date the Option is granted.

5. Other Provisions Applicable to Options. In order to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code (the Code) and the rules promulgated thereunder, an Option granted under the Plan must meet certain criteria stated therein. The following shall apply to Options granted to US Participants under the Plan:

(a) Option Price. If a US Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Option is granted to such US Participant, the Subscription Price per Share shall be no less than 110% of the fair market value per Share on the date the Incentive Stock Option is granted.

(b) Option Term. No Incentive Stock Options shall be granted under the Plan after 31 December 2023. No Options shall be exercisable after 31 December 2027. If a US Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such US Participant, the term of such Option shall be no more than five years from the date of grant.

(c) Exercise After Termination of Employment or Service Relationship. In the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Incentive Stock Option will thereafter be treated as a Non-Qualified Option.

(i) Termination of US Participant for Reasons other than Death or Disability. If a US Participant’s employment or other service by the Company or any Subsidiary Terminates for any reason other than death or disability, the Option may thereafter be immediately exercised, to the extent then exercisable, by the US Participant for a period of (i) three (3) months from the date of termination of employment or service relationship, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless a shorter or longer period of exercise is provided in the US Participant’s Stock Option Agreement or unless such Termination is for cause (or where grounds for a Termination for cause may exist), in which case the Board may provide that there shall be no post-termination exercise period.

(ii) Termination of US Participant for Death or Disability. If a US Participant’s employment or other service by the Company or any Subsidiary Terminates for death or disability, the Option may thereafter be immediately exercised, to the extent then exercisable, by the US Participant (or in the case of death, by the legal representative of the estate or by the legatee of the US Participant under a will), for a period of (i) six (6) months from the date of termination of employment or service relationship, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless a shorter or longer period of exercise is provided in the US Participant’s Stock Option Agreement.

(d) Annual Limit on Incentive Stock Options. The aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which an Incentive Stock Option under this Plan or any other plan of the Company is exercisable for the first time by a US Participant during any calendar year shall not exceed $100,000.

6. Assignment; Transfer of Options. Notwithstanding Section 1.3 of the Amended and Restated Equity Plan 2016, the Options or Restricted Share grants are not transferable or assignable by U.S. Participant and may not be pledged or made subject to similar rights of third parties, except that the Board may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended. All Incentive Stock Options shall be exercisable, during the US Participant’s lifetime, only by the US Participant to whom the Incentive Stock Option was granted.

7. Early Exercise. Options granted to US Participants may provide for “early exercise” of such grant as reflected in the applicable Stock Option Agreement.

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8. Grant of Restricted Shares. In addition to the grant of Options to US Participants, the Company may grant Restricted Shares to US Participants subject to such repurchase or forfeiture restrictions, and other terms and conditions, as the Board shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in a Restricted Share Agreement. The Board may determine whether Restricted Share grants will be issued free of charge or against payment for such amount per Restricted Share as may be determined by the Board. The Board shall decide on the procedure to issue Restricted Share grants and on the allocation of Restricted Share grants to US Participants. The Board shall also determine the form of Restricted Share Agreement to be used for equity grants under this US Addendum, and shall have the authority to decide on matters not covered by the Plan. The Board shall have the right to authorize the Company to enter into Restricted Share Agreements and to derogate from the above terms to the extent allowed under applicable law.

The Company shall notify the recipients of Restricted Shares in writing of the granting of the Restricted Shares as well as enter into a Restricted Share Agreement with each Participant concerning such Restricted Shares. Restricted Shares may be allocated in derogation of the pre-emptive subscription rights of the existing shareholders of the Company, since the Restricted Shares are meant as part of its personnel commitment and incentive scheme, and can therefore be considered to have weighty economic reasons from the perspective of the Company.

9. Repurchase and Similar Rights. Vested and/or unvested Shares acquired under an Option or grant of Restricted Shares may be subject to a share repurchase option, or a requirement to sign a minority or similar shareholders’ agreement, in favor of the Company as determined by the Board in its discretion at the time an Option or Restricted Shares are granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

10. Withholding Obligations. The US Participant shall be required to pay to the Company, and the Company shall have the right and is authorized to withhold from any compensation or other amounts payable to the US Participant by the Company, any applicable federal, state, local, foreign or other tax withholding obligation triggered by an event relating to Shares under an Option or Restricted Shares, and the US Participant shall be required to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

11. Amendment. The Board may at any time, from time to time, amend the terms of any one or more Options or Restricted Shares; provided, however, any such amendment that shall materially impair the rights of a US Participant shall require the US Participant’s written consent.

12. Securities Laws. The grant of Options and the issuance of Shares, including Shares issued pursuant to Options, shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.

13. Changes to Applicable US Law under the Code. To the extent that the Code or the rules promulgated thereunder require additional conditions in order for an Option to qualify as an Incentive Stock Option, such conditions are deemed incorporated herein. To the extent that the Code or the rules promulgated thereunder are hereinafter amended or modified, this US Addendum shall be similarly so amended or modified so as to retain the qualification of any Option granted under the Plan as an incentive stock option.

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OURA INC.

AMENDED AND RESTATED EQUITY PLAN 2016

GLOBAL STOCK OPTION AGREEMENT

Oura Inc., a Delaware corporation (the Company), hereby grants to Participant free of charge, and Participant hereby accepts, stock options (the Options) pursuant to the Oura Inc. Amended and Restated Equity Plan 2016 (the Plan) to purchase the total number of common stock (as set out in the Company’s Amended and Restated Certificate of Incorporation) in the Company set forth below (the Shares) at the subscription price per Share set forth below (the Subscription Price), subject to all of the terms and conditions of this Global Stock Option Agreement, including any additional terms and conditions for Participant’s country in the appendix attached hereto (the Appendix, and together with the Global Stock Option Agreement, the Agreement) and the Plan. This Agreement is entered into as of   with the Date of Grant being      . Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields in this Agreement are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Options and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Options in such electronic capitalization table system and the Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Options through such electronic capitalization table system.

1.	Participant Information.

Participant:	Personal Identity Number:

[•]	[•]

Address:

[•]

2.	Options, Subscription Price and Subscription Period.

The period of time during which Participant may subscribe (purchase) the Shares subject to the Options is called the “Subscription Period”. The Subscription Period begins on the Date of Grant and will remain open until the Expiration Date.

Total number of Options granted to Participant (one Option entitles Participant to subscribe for one Share)	Subscription Price per Share	Subscription Period
[•]	[•]	[•]

3.	Nature of Grant.

In accepting the Options, Participant acknowledges and agrees that:

a)	the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time;

b)

the grant of Options is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

c)	all decisions with respect to future Options grants, if any, will be at the sole discretion of the Company;

d)	Participant’s participation in the Plan is voluntary;

e)	Participant’s participation in the Plan shall not create a right to employment or other service relationship with the Company or any Subsidiary;

f)

the grant of Options and any Shares acquired under the Plan, and income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and that are outside the scope of Participant’s employment or service contract, if any;

g)

unless otherwise agreed with the Company in writing, the grant of Options and any Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

h)	the grant of Options and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

i)

the grant of Options and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

j)	the future value of the Shares underlying the Options is unknown, indeterminable and cannot be predicted with certainty;

k)

no claim or entitlement to compensation or damages shall arise from forfeiture of Options or the recoupment of any Shares acquired upon exercise resulting from (a) Participant’s Termination with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any); or (b) the application of any recoupment policy or any recovery or clawback policy otherwise required by law;

l)	the grant of Options and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;

m)

the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendation regarding Participant’s participation in the Plan, or the acquisition or sale of underlying Shares; Participant should consult with his or her personal tax, legal and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan; and

n)

neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar (or other applicable currency) that may affect the value of the grant of Options or any amounts due to him or her pursuant to the exercise of the Options, the subsequent sale of Shares acquired under the Plan or the receipt of any dividends and/or dividend equivalents.

4.	Vesting.

Provided that Participant continuously provides services as an employee, consultant, member of the management or member of the Board of Directors of the Company or its Subsidiaries through the vesting dates (the Vesting Dates) set forth below, Participant shall become entitled to (or “vest”) in such number of Options that correspond to the percentage specified below on the relevant Vesting Date. Notwithstanding anything contrary stated in the Plan or this Agreement, Participant shall have no right to exercise any Options except to the extent such Options have vested in Participant pursuant to the vesting schedule set forth below. Participant shall stop vesting as of Participant’s Termination, at which time all unexercised, unvested options will automatically terminate and be forfeited to the Company with no further notice.

For purposes of the Options, Participant Termination Date will be as of the date Participant is no longer providing services to the Company or, if different, any of its Subsidiaries (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of the applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in the Agreement, Participant’s right to vest in the Options under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under local law. The Board shall have the exclusive discretion to determine in good faith when Participant is no longer providing services for purposes of the Options (including whether Participant may still be considered providing services while on a leave of absence). The right to subscribe for Shares in the event of Termination, to the extent that Participant is entitled to subscribe for such Shares through the exercise of vested Options on the Termination Date, continues until the date that is 30 days from the Termination Date, at which time the vested Options will automatically terminate and be forfeited to the Company with no further notice.

Vesting Date	Number of Options that vest on Vesting Date
The date one (1) year and one day after the Board of Directors of Oura Health Oy (or Oura Inc., if originally granted by Oura Inc.) has resolved on granting the options (the Cliff Date).	25% of the Options

The last day of each calendar month, starting from the Cliff Date	The remaining unvested Options shall be divided into monthly vesting installments vesting over 36 months measured from the Cliff Date

For the avoidance of doubt, if all other conditions of this Agreement are fulfilled, all the Options shall have vested in 48 months from the Date of Grant.

5.	Accelerated Vesting.

The Board may separately resolve that the Vesting Dates set forth above shall be accelerated so that all or part of the Options granted under this Agreement shall become immediately vested in the schedule and as set forth in such resolution by the Board.

6.	Manner of Exercise.

To subscribe for the Shares under this Agreement, Participant must: (a) complete and deliver to the Company written notice in a form approved by the Company setting forth the number of the Shares that Participant desires to subscribe for; (b) adhere to the Company’s shareholders’ agreement or, at the discretion of the Board, minority shareholders’ agreement generally applicable to similarly situated shareholders in the form required by the Board; and (c) deliver to the Company the total Subscription Price for such Shares.

7.	Repurchase Option.

Any Shares issued pursuant to the exercise of the Option shall be subject to restrictions or rights of first refusal set forth in any shareholders or other agreement with the Company or its other shareholders by which Participant is bound and, upon Termination, subject to a repurchase option in favor of the Company, whereby the Company may repurchase any or all such Shares at the fair market value of a Share, as determined by the Board of Directors, at the time of repurchase (the Repurchase Option). The Repurchase Option shall be exercisable by the Company within six (6) months after Participant’s Termination, or in the case of Shares issued upon exercise of the Option after such date of termination, within six (6) months after the date of such exercise. The Company may pay for Shares repurchased pursuant to the Repurchase Option with any form of consideration permissible under applicable law.

8.	Responsibility for Taxes.

a)

Participant Responsible for Tax-Related Items. Regardless of any action that the Company or Participant’s employer or a Subsidiary to whom Participant provides services (the “Service Recipient”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed legally applicable to Participant (the Tax-Related Items), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Options or the underlying Shares, including, without limitation, the grant, vesting, or exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of this grant of Options or any aspect of the Options to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant shall not make any claim against the Company or its Board, officers or employees related to Tax-Related Items arising from this grant of Options or Participant’s other compensation. Furthermore, if Participant has become subject to tax in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b)

Withholding. Prior to any relevant taxable or tax withholding event, Participant shall make adequate arrangements satisfactorily to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by the Company withholding from Shares otherwise deliverable upon exercise; (ii) by the Company withholding from Participant’s wage or any other cash compensation otherwise payable to Participant by the Company and/or the Service Recipient; (iii) by the Company causing its broker or transfer agent to sell from the number of Shares to be issued to Participant, the number of Shares necessary to satisfy the Tax-Related Items; (iv) by requiring Participant to pay to the Company, or make arrangements satisfactory to the Board for payment of, the Tax-Related Items; or (iv) by any other method of withholding determined by the Company and permitted by applicable law.

c)

Depending on the withholding method, the Company or the Service Recipient may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction. In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the common stock equivalent), or if not refunded, Participant may be able to seek a refund from the local tax authority. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes Participant will be deemed to have been issued the full number of Shares subjected to the exercised Options, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

d)

The Company does not guarantee that Participant will be able to satisfy the Tax-Related Items through any of the methods described in the preceding provisions and in all circumstances, Participant remains responsible for timely and fully satisfying the Tax-Related Items.

e)

Unless the Tax-Related Items of the Company and the Service Recipient are satisfied, the Company will have no obligation to deliver to Participant any Shares upon exercise or other consideration pursuant to this Agreement. In the event the Company’s obligation to withhold arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

9.	Representations and Warranties.

Participant hereby represents and warrants and agrees with the Company as follows:

a)

Participant is familiar with the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire Shares issuable upon exercise of the Option.

b)

Participant acknowledges that the Option and any Shares issuable upon exercise of the Option may be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain shareholders of the Company, limitations on transfer, vested repurchase rights in favor of the Company, and other encumbrances as may be set forth from time to time in the Plan, the Company’s Bylaws, and/or applicable agreements by and among the Company and the Company’s shareholders, including the Shareholders’ Agreement. Such rights shall be in addition to, and not in lieu of, any rights of the Company herein.

c)

Participant understands and agrees that issuance of Shares is subject to and conditioned upon compliance by the Company and Participant with all applicable laws, including applicable securities laws and the requirements of any stock exchange.

10.	Obligation of Co-Sale.

Participant irrevocably agrees for the benefit of all other shareholders in the Company and the Company that if a bona fide arms-length purchaser has made a bona fide written offer to purchase shares in the Company in a transaction that would constitute an Exit (as defined in the Plan), and the Board (or a majority of the shareholders) considers such an offer acceptable and decides that Participant shall sell his/her Options as part of the Exit, then upon receipt of a written notice of the terms and conditions of such an offer, Participant shall irrevocably agree to transfer all of his/her Options to the offeror on the same or in all material respects corresponding terms and conditions. The purchase price for each Option shall be the price per Share offered by the offeror minus the Subscription Price for such Share under the Plan and this Stock Option Agreement.

11.	Data Privacy Consent.

By accepting the grant of Options, Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Agreement by and among, as applicable, the Company, the Service Recipient and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

The Company is located at 415 Kearny St., San Francisco, California 94018, and grants employees and consultants, member of the management or member of the Board of Directors of the Company and its Subsidiaries, the opportunity to participate in the Plan, at the Company’s sole discretion. If Participant would like to participate in the Plan, Participant understands that they should review the following information about the Company’s data processing practices and declare their consent.

a)

Data Collection and Usage. The Company collects, processes and uses Participant’s personal data, including, name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other entitlement to Shares awarded, canceled, vested, or outstanding in Participant’s favor, which the Company receives from Participant or the Service Recipient (“Data”). If the Company offers Participant the opportunity to participate in the Plan, then the Company will collect Participant’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of Participant’s personal data would be Participant’s consent.

b)

Stock Plan Administration Service Providers. The Company transfers Participant’s Data to Carta, Inc. and certain of its affiliates (“Carta”) or such other stock plan service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for Participant. Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan.

c)

International Data Transfers. Participant should note that their country may have enacted data privacy laws that are different from Finland. The Company’s legal basis for the transfer of Participant personal data is Participant’s consent.

d)

Voluntariness and Consequences of Consent Denial or Withdrawal. Participant’s participation in the Plan and their grant of consent is purely voluntary. Participant may deny or withdraw consent at any time. If Participant does not consent, or if Participant withdraws consent, Participant cannot participate in the Plan. This would not affect Participant’s salary as an employee; Participant would merely forfeit the opportunities associated with the Plan.

e)

Data Subject Rights. Participant has a number of rights under data privacy laws in Participant’s country. Depending on where Participant is based, Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) to lodge complaints with competent authorities in his or her country, and/or (vii) a list with the names and addresses of any potential recipients of Participant’s personal data. To receive clarification regarding Participant’s rights or to exercise his or her rights, Participant may contact [•].

f)

Contractual Requirement. Participant’s provision of Data and its processing as described above is a contractual requirement and a condition to Participant’s ability to participate in the Plan. Participant understands that, as a consequence of Participant’s refusal to provide Data, the Company may not be able to allow Participant to participate in the Plan, grant Options to Participant or administer or maintain such grant of Options. However, Participant’s participation in the Plan and Participant’s acceptance of this Agreement are purely voluntary. While Participant will not receive Options if Participant decides against participating in the Plan or providing Data as described above, with the exception of not receiving these benefits, Participant’s status as a service provider will not be affected in any way. For more information on the consequences of the refusal to provide Data, Participant may contact [•].

g)

Further, Participant also understands that the Company may, in the future, request Participant to provide another data privacy consent. If applicable and upon request of the Company, Participant agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Service Recipient (or any other acknowledgements, agreements or consents) that the Company and/or the Service Recipient may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that they will not be able to participate in the Plan if Participant fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Service Recipient.

12.	Insider Trading Restrictions / Market Abuse Laws.

Participant acknowledges that, depending on Participant’s country or broker’s country, or the country in which the Shares may be listed in the future, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the Options) or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the United States, Finland and Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing inside information to any third party, including fellow service providers (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to Participant’s personal advisor on this matter.

13.	Foreign Asset/Account, Exchange Control and Tax Obligations.

Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country of work and/or residence. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant agrees to take any and all actions required by the Company, the Service Recipient or the local laws, rules and regulations in Participant’s country of residence (and country of employment, if different) that may be required to comply with such laws, rules and regulations. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations, and Participant is advised to consult Participant’s personal legal advisor for any details.

14.	Electronic Delivery and Acceptance.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

15.	Language.

Participant acknowledges that Participant is proficient in the English language or have consulted with an advisor who is sufficiently proficient, to allow Participant to understand the terms and conditions of this document. If Participant has received this document, or any other document related to the Options and/or the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control, unless otherwise required by local law.

16.	Governing Law.

This Agreement and any controversy arising out of it or the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law provisions.

17.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.	Country-Specific Appendix.

The Options shall be subject to any additional provisions set forth in the Appendix for Participant’s country, if any. If Participant relocates to one of the countries included in Appendix during the life of the Options, the additional provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

19.	Waiver.

Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

20.	Severability.

The provisions of this Agreements are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.	Entire Agreement.

The Plan is incorporated herein by reference. This Agreement, the agreements referenced herein and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. Should the provisions of this Agreement and the Plan be in discrepancy with each other, the provisions of this Agreement shall prevail to the extent allowed under applicable law.

22.	Successors and Assigns.

The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

(signature page follows)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

OURA INC.	PARTICIPANT

[_____]	Name: [•]

[_________]

APPENDIX

ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS

This Appendix, which is part of the Global Stock Option Award Agreement (the “Agreement”) under the Oura Inc. Amended and Restated Equity Plan 2016, contains additional terms and conditions that will apply to Participant if Participant resides and/or works in one of the countries listed below.

The information in this Appendix is based on the laws in effect in the respective countries as of November 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Shares are purchased upon exercise of the Option or Shares purchased under the Plan are sold.

In addition, the information contained in this Appendix is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country, or are considered a resident of a country, other than that in which Participant is currently working, or transfers residence and/or employment after the Date of Grant, the information contained herein may not apply to Participant in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

ESTONIA

Terms and Conditions

Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement and the Plan or any other related documentation, whereas Participant also confirms that he or she does not require the Estonian language versions of the documents related to the grant (the Agreement and the Plan or any related documentation). If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Estonian language translation:

Keel. Osaleja kinnitab, et ta oskab inglise keelt piisaval tasemel või et ta on konsulteerinud nõustajaga, kes oskab inglise keelt piisaval tasemel selleks, et Osaleja mõistaks käesolevas Lepingu s, Plaanis või mistahes muus seonduvas dokumentatsioonis toodud tingimusi, kusjuures Osaleja kinnitab samuti, et ta ei vaja viidatud dokumentide eestikeelseid versioone. Juhul, kui Osaleja on saanud Lepingu või Plaaniga seotud muu dokumendi muus keeles kui inglise keeles ja tõlgitud versiooni tähendus erineb inglisekeelsest versioonist, on inglisekeelne versioon ülimuslik.

POLAND

Notifications

Exchange Control Information. If Participant holds Shares and/or maintains a bank account abroad and the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7 million, Participant must file reports on the transactions and balances of the accounts on a quarterly basis to the National Bank of Poland.

Further, if Participant transfers funds exceeding €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland in a single transaction, Participant is required to do so through a bank account in Poland. Participant is required to retain all documents connected with foreign exchange transactions for a period of five (5) years, calculated from the end of the year when the foreign exchange transactions were made.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the Options (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

OURA INC.

AMENDED AND RESTATED EQUITY PLAN 2016

US STOCK OPTION AGREEMENT

Optionee: [_____ ] (“Optionee” or “you”)

Congratulations, you have been awarded an option (the “Option”) to purchase shares of Oura Inc. (“Oura”) Common Stock under the Oura Inc. Amended and Restated Equity Plan 2016 and its US Addendum (collectively, the “Plan”). This Stock Option Agreement and the Plan (together, the “Agreement”) govern your rights and obligations under the Option. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields in this Agreement are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Option and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic capitalization table system and the Optionee’s signature below shall be deemed to have occurred by Optionee’s online acceptance of the Option through such electronic capitalization table system.

Number of Shares:	[_____] Shares

Exercise Price:	$[_____] per share (USD)

Date of Grant:	[_____]

Vesting Start Date:	[_____]

Type of Option:	[[Non-Statutory Stock Option] [or] [Incentive Stock Option]]

End of Subscription Period:	[_____]. Notwithstanding the foregoing, this Option shall in any event expire on December 31, 2027.

Vesting:	[25% of the Options shall vest on the date one (1) year after the Vesting Start Date. Thereafter, the remaining 75% of the Options shall vest in [36] equal monthly installments following the date one year after the Vesting Start Date; provided the Optionee continues to have an employment or other service relationship with the Company or its Subsidiaries at each time].

Exercise:	You may exercise this Option only in the following manner: Prior to the End of the Subscription Period, the Optionee may deliver an Option Exercise Notice in the form affixed to this Option in Carta (or such other electronic share management system) indicating his or her election to purchase some or all of the Shares with respect to which this Option has vested. Such notice shall specify the number of Shares to be purchased. Payment of the exercise price may be made (i) in cash, by certified or bank check, or by wire transfer of immediately available funds, or (ii) by such other form as permitted by the Board.

Exercise After Termination:	If your employment or other service relationship with Oura or one of its Subsidiaries Terminates for any reason, you will be entitled to exercise your vested Options as provided in Section 5(c) of the US Addendum unless otherwise provided below:

Incentive Stock Option:	Unless the Option is designated as a Non-Statutory Stock Option, it is understood and intended that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of the Shares for which this incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the Date of Grant of this Option and further that this Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify Oura within 30 days after such disposition. The Optionee also agrees to provide Oura with any information concerning any such dispositions required by Oura for tax purposes. Further, to the extent this Option and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Date of Grant) first become exercisable in any year, such options will not qualify as incentive stock options. To the extent that any portion of this Option does not so qualify as an incentive stock option, it shall be deemed a Non-Statutory Stock Option.

Rights as a Stockholder:	The Option does not confer to you any rights as a stockholder of Oura until and unless you duly exercise all or a part of your Option and thereby become a stockholder with respect to the exercised Shares.

Shareholder Agreement:	As a condition to the issuance of Shares pursuant to this Option, you agree to sign (i) a joinder agreement to the Company’s shareholders agreement, as amended from time to time (the “SHA”), and (ii) any other agreement as the Board may reasonably require. You irrevocably agree that the Option and the Shares issued to you pursuant to an exercise hereof are subject to restrictions on transfer as contained in applicable securities laws, the Plan, the Company’s Bylaws, and the terms and provisions (including rights of first refusal) of the SHA, including the share transfer restrictions and co-sale obligations set forth therein.

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Repurchase Option:	Upon your Termination, any Shares issued pursuant to the exercise of the Option shall be subject to a repurchase option in favor of the Company, whereby the Company may repurchase any or all such Shares at the fair market value of a Share, as determined by the Board of Directors, at the time of repurchase (the “Repurchase Option”). The Repurchase Option shall be exercisable by the Company within six (6) months after your Termination, or in the case of Shares issued upon exercise of the Option after such date of termination, within six (6) months after the date of such exercise. The Company may pay for Shares repurchased pursuant to the Repurchase Option with any form of consideration permissible under applicable law.

Lockup:	If requested by the Company, the Optionee shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”)) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, the Optionee shall execute a separate letter confirming his or her agreement to comply with this section.

Tax Consequences:

You understand and agree that you are solely responsible for determining and complying with your own tax consequences and requirements resulting from the issuance and potential exercise of the Option based on the tax laws that apply to you. This Option is intended to be exempt from Section 409A of the U.S. Internal Revenue Code, as amended (the “Code”), as an exempt stock right described in U.S. Treasury Regulation Section 1.409A-1(b)(5). However, the Company makes no representation or warranty and shall have no liability to the Optionee if the Option is ultimately determined to constitute deferred compensation under Section 409A of the Code that is subject to the 20 percent tax thereunder.

Furthermore, you understand and agree Section 10 of the US Addendum.

The Plan:	You acknowledge that Oura has provided you with a copy of the Plan. Please review it carefully.

Consent of Spouse:	If you are married and reside in the States of Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin or any other State in which the laws of community property apply, you have obtained your spouse’s consent in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to your spouse any rights in your Options or Shares underlying the Options that do not otherwise exist by operation of law or the agreement of the parties. If you should marry or remarry subsequent to the date hereof while residing in any of the aforementioned States, you will within thirty (30) days thereafter obtain your new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in the Plan and this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and the Plan, and agreeing and consenting to the same.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant noted above.

COMPANY:	OPTIONEE:

OURA INC.

By:	By:
[_______________]	Print Name:

Mandatory: Primary Residence Address:

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EXHIBIT A

CONSENT OF SPOUSE

I,     , spouse of    , acknowledge that I have read the US Stock Option Agreement, dated as of    20[ ], to which this Consent of Spouse is attached as Exhibit A, as well as the Oura Inc. Amended and Restated Equity Plan 2016 and the US Addendum. I am aware that these documents contain provisions regarding certain rights to certain other holders of equity securities of Oura Inc. upon certain transfers of equity securities of Oura Inc. which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of equity securities subject to the US Stock Option Agreement shall be irrevocably bound by such Agreement and the other Oura Inc. Amended and Restated Equity Plan 2016 documents, and further understand and agree that any community property interest I may have in such shares shall be similarly bound by the Agreement and the other Equity Plan documents.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the day of        ,    .

Signature

Print Name

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